UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, The First National Bank of Mifflintown (the “Bank”), the wholly-owned subsidiary of First Community Financial Corporation (the “Company”), entered into a Split Dollar Agreement and Director Revenue Neutral Retirement Agreement with Jody Graybill, President of the Company and the Bank. Also on October 29, 2010, the Bank and each of Mr. Graybill and Richard Leitzel, Chief Financial Officer of the Company and the Bank, entered into an amendment of their respective salary continuation agreements providing for an increase in the amount of the benefit payable under such agreements, as more fully described below.

Split Dollar Agreement with Jody Graybill

The Bank maintains a Split Dollar Program intended to retain and reward its directors by dividing the death benefits of certain life insurance policies owned by the Bank on the life of participating directors under certain circumstances. Under the Split Dollar Agreement between the Bank and Mr. Graybill, the Bank is the owner of one or more life insurance policies under which Mr. Graybill is insured and is responsible for contributing the entire premium payable under such policies. In the event of Mr. Graybill’s death while the agreement is in effect, the Bank is entitled to receive the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank, plus any remaining death proceeds following payment of Mr. Graybill’s interest to his beneficiary.

If Mr. Graybill dies prior to a separation of service (as defined in the agreement), his beneficiary will be entitled to a benefit equal to 80% of the net death proceeds, calculated as the total death proceeds less the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank. If Mr. Graybill dies after a separation of service, his beneficiary is entitled to a benefit equal to 80% of the net death proceeds, subject to a vesting schedule set forth in the agreement; provided, however, that upon reaching the age of seventy-two (72), Mr. Graybill’s interest will be 100% vested.

The agreement may be terminated only by mutual agreement of the Bank and Mr. Graybill and requires that any successor to the Bank agree to assume and discharge the Bank’s obligations under the agreement.

The above summary of the Split Dollar Agreement is qualified in its entirety by reference to the full text of the agreement, attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Director Revenue Neutral Retirement Agreement with Jody Graybill

Pursuant to the Director Revenue Neutral Retirement Agreement between the Bank and Mr. Graybill, the Bank will pay certain benefits to Mr. Graybill upon his death, normal retirement after age seventy-two (72) with ten (10) years of service, or his separation from service (as defined in the agreement) following the occurrence of a change in control of the Bank. The amount of the benefit is determined based upon the difference in performance of two simulated investments. Simulated Investment Number One tracks the cash surrender value of a simulated life insurance policy assuming a $50,000 one time premium. Simulated Investment Number Two tracks the return of an investment of $50,000 assuming a four percent pre-tax interest rate. The Bank will establish a retirement account on its books for Mr. Graybill. The value of the retirement account on any date will be determined by subtracting the value of Simulated Investment Number Two from the value of Simulated Investment Number One, and dividing the difference by an adjustment rate equal to one minus the Company’s highest marginal tax rate for the previous calendar year.

Upon the occurrence of a trigger event, other than death (in which event the value of the retirement account on the date of death is payable in a lump sum to Mr. Graybill’s beneficiary), the value of the retirement account on the date of the trigger event will be paid to Mr. Graybill in thirteen equal annual installments. In addition, following each plan anniversary date until death, Mr. Graybill also will be paid an amount equal to the hypothetical growth, if any, that would have occurred in his retirement account since the immediately preceding plan anniversary date.

The above summary of the Director Revenue Neutral Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Amendment to Salary Continuation Agreements with Jody Graybill and Rich Leitzel

The Bank previously entered into salary continuation agreements (“SCAs”) with Messrs. Graybill and Leitzel providing for the payment of an annual benefit in the event of the executive officer’s separation from service (as defined in the agreement) under certain circumstances. The parties agreed to amend the SCAs to increase the annual benefit payable upon normal retirement and death to $56,000 and $43,000 for Mr. Graybill and Mr. Leitzel, respectively, and to increase the amount of the annual benefit payable in the event of a separation from service resulting from early retirement or the occurrence of the disability of the executive officer, or the executive officer’s separation from service within twenty-four (24) months after a change in control of the Bank.

The annual benefit payable to Mr. Graybill in connection with his early retirement, disability or a separation from service following a change in control ranges from $37,697 to $56,000, $9,875 to $56,000, and $3,105 to $56,000, respectively. The annual benefit payable to Mr. Leitzel in connection with his early retirement, disability or a separation from service following a change in control ranges from $13,185 to $43,000, $13,185 to $43,000, and $7,283 to $43,000, respectively.

In each case, the amount of the annual benefit is determined in accordance with a vesting schedule attached to the SCA and is to be paid for a term of fifteen (15) years.

The above summaries of the SCAs are qualified in their entirety by reference to the full text of the agreements, attached as Exhibits 10.3 and 10.4 to this Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Split Dollar Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.2	Director Revenue Neutral Retirement Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.3	First Amendment to the Second Amended and Restated Salary Continuation Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.4	First Amendment to the Second Amended and Restated Salary Continuation Agreement between The First National Bank of Mifflintown and Richard Leitzel, dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION (Registrant)

Dated: November 4, 2010	/s/ Jody D. Graybill
Jody D. Graybill President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Split Dollar Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.2	Director Revenue Neutral Retirement Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.3	First Amendment to the Second Amended and Restated Salary Continuation Agreement between The First National Bank of Mifflintown and Jody Graybill, dated October 29, 2010.

10.4	First Amendment to the Second Amended and Restated Salary Continuation Agreement between The First National Bank of Mifflintown and Richard Leitzel, dated October 29, 2010.